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EXHIBIT 99.1

MKS Instruments Completes Second Repricing of Term Loan and Makes a Voluntary $40 Million
Prepayment of Principal

Cumulative Actions Since Origination Reduce Annual Non-GAAP Interest Expense by 36% and Bring
Total Pre-Payments to $150 Million

Andover, Mass., December 14, 2016 — MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of technologies that enable advanced processes and improve productivity, announced today another successful repricing of its existing secured term loan. The lenders have agreed to an amendment that results in a reduction of the interest rate spread on the term loan by 75 basis points from LIBOR plus 3.50% to LIBOR plus 2.75% with a 0.75% floor on LIBOR.

In addition, the Company announced that it has prepaid $40 million in principal on the term loan, utilizing previously repatriated cash and cash on hand, reducing the outstanding principal to $628 million, down from $780 million at origination.

“We are very pleased to complete a second successful repricing of our existing secured term loan as well as our third voluntary prepayment. These actions are expected to result in significant savings over the life of the loan and align with our strategy to deleverage our balance sheet and reduce our cost of capital. Since origination on April 29th, we have been able to reduce our non-GAAP interest expense by $13.9 million on an annualized basis and made voluntary prepayments totaling $150 million,” said Seth H. Bagshaw, Vice President and Chief Financial Officer.

Barclays acted as sole arranger for this term loan repricing and amendment.

About MKS Instruments

MKS Instruments, Inc. is a global provider of instruments, subsystems and process control solutions that measure, control, power, monitor, and analyze critical parameters of advanced manufacturing processes to improve process performance and productivity. Our products are derived from our core competencies in pressure measurement and control, materials delivery, gas composition analysis, control and information technology, power and reactive gas generation, vacuum technology, photonics, lasers, optics and motion control. Our primary served markets include semiconductor capital equipment, industrial manufacturing, environmental, medical, life sciences and scientific research.  Additional information can be found at www.mksinst.com.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this release regarding MKS management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are only predictions based on current assumptions and expectations. Actual events or results may differ materially from those in the forward-looking statements. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements are the conditions affecting the markets in which MKS operates, including the fluctuations in capital spending in the semiconductor industry and other advanced manufacturing markets; fluctuations in net sales to MKS’ major customers; the ability of MKS to successfully integrate Newport Corporation’s operations and employees; unexpected costs, charges or expenses, or MKS’ ability to realize anticipated synergies and cost savings from the Newport acquisition or other acquisitions; MKS’ ability to meet its obligations under the term loan; fluctuations in interest rates; MKS’ ability to successfully grow its business outside of the semiconductor capital equipment industry; potential fluctuations in quarterly results; the challenges and dependence on new product development; rapid technological and market change; acquisition strategy; manufacturing and sourcing risks, volatility of stock price; international operations; financial risk management, and the other factors described in MKS’ Quarterly Report on Form 10-Q for the period ended June 30, 2016 filed with the SEC. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise after the date of this presentation.

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Company Contact: Seth H. Bagshaw
Vice President, Chief Financial Officer and Treasurer
Telephone: 978.645.5578

Investor Relations Contact: Monica Gould
The Blueshirt Group
Telephone: 212.871.3927
Email: monica@blueshirtgroup.com